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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXHANGE ACT OF 1934

May 1, 2003
Date of Report (date of Earliest Event Reported)

I-LINK INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

FLORIDA (State of Other Jurisdiction of Incorporation or Organization)	0-17973 (Commission File No.)	59-2291344 (I.R.S. Employer Identification No.)

9775 Business Park Avenue, San Diego, California 92131
(Address of principal executive offices and zip code)

(858) 547-5700
(Registrants telephone number, including area code)

not applicable
(Former name or former address, if changed from last report)

ITEM 2. Acquisition or Disposition of Assets

        On December 6, 2002, I-Link Incorporated ("I-Link") and I-Link Communications, Inc., a Utah corporation and a wholly-owned subsidiary of I-Link ("ILC"), and Buyers United, Inc. ("BUI"), entered into a certain Asset Purchase Agreement (the "Agreement").

        Under the terms of the Agreement, I-Link agreed to sell to BUI substantially all of the physical assets of ILC required to operate I-Link's nationwide network using its patented VoIP technology (constituting the core business of ILC) and ILC's customer base (the "Assets"). BUI agreed to pay stock consideration consisting of 300,000 shares of Series B Convertible Preferred Stock (8% dividend) of BUI (the "Series B Stock"), subject to certain adjustments (the "Stock Consideration"). Of the Stock Consideration, 75,000 shares constitute contingent consideration to be earned by I-Link based upon the occurrence of certain future events caused by or involving ILC's largest customer. The occurrence of such future events will be assessed monthly during a fourteen-month period beginning January 1, 2003. As of May 1, 2003, 21,430 shares of the Series B Stock represent the "earned" portion of 75,000 "earnout shares" of I-Link. Further, 95,000 shares out of the Stock Consideration were issued to I-Link pursuant to the terms and provisions of a certain Software License Agreement, dated December 6, 2002 by and between BUI and I-Link (the "License Agreement") in consideration of I-Link's granting a non-exclusive perpetual license to BUI to make use of I-Link's certain non-patent and patent intellectual property. The Stock Consideration also includes (i) 40,000 shares of Series B Stock which shares are delivered and placed with the designated escrow agent until September 3, 2007 as provided under the terms of a certain Escrow Agreement, dated April 30, 2003 by and among, inter alia, BUI, I-Link and ILC to reimburse BUI in the event of the occurrence of certain contingencies addressed in a certain Reimbursement Agreement, also dated April 30, 2003 by and among the same parties, and (ii) 25,000 shares of Series B Stock issued to I-Link which shares have been delivered and placed with the designated escrow agent until May 1, 2005 to reimburse BUI in the event of the occurrence of certain losses by BUI arising from indemnifiable claims as defined under the Agreement.

        The closing occurred on May 1, 2003 following receipt of regulatory approvals.

        On May 1, 2003, I-Link issued a press release ("Press Release") announcing the completion of the above-referenced asset sale. A copy of the Press Release is attached as Exhibit 99.1 hereto.

        The foregoing is a summary description of the terms of the Agreement and of the License Agreement and by its nature is incomplete. It is qualified in the entirety by the texts of those documents, copies of which are attached hereto as Exhibits 10.1 and 10.2. All readers of this Current Report are encouraged to read the entire text of those respective documents.

ITEM 7. Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

        None.

(b)   Pro Forma Financial Information.

        No pro forma financials are presented as the planned disposal was reported as a discontinued operation in our historical financial statements. As the sale closed on May 1, 2003, we will report a gain or loss (amount has not yet been determined) in our June 30, 2003 quarterly report.

(c)   Exhibits.

10.1
Asset Purchase Agreement dated December 6, 2002 by and between Buyers United, Inc., I-Link Communications Inc., and I-Link Incorporated(1).

2

10.2
Software License Agreement dated as of December 6, 2002 by and between I-Link Incorporated and Buyers United Inc(2).

99.1
I-Link Press Release dated May 1, 2003(2).

This document was filed with the Securities and Exchange Commission on April 30, 2003, as Exhibit 10.28 to the Annual Report on Form 10-K for the year ended December 31, 2002 (SEC file number 0-17973) and is incorporated herein by this reference.

Filed herewith.

3

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Date: May 27, 2003	I-Link Incorporated
/s/ STEPHEN WEINTRAUB Stephen Weintraub Senior VP and Secretary

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  ITEM 2. Acquisition or Disposition of Assets
  ITEM 7. Financial Statements and Exhibits.
SIGNATURES